UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2007

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor

New York, New York 10019

(Address of Principal

Executive Offices)

(212) 333-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 31, 2007, Entertainment Distribution Company, LLC (“EDC”), a subsidiary of Entertainment Distribution Company, Inc. (the “Company”), entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Entertainment Distribution Company (USA), LLC (the “Guarantor”), the lenders party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent (the “Agent”) amending certain terms of the Credit Agreement dated as of May 31, 2005 by and among EDC, the Guarantor, Glenayre Electronics, Inc., the Lenders and the Agent (as amended, modified and supplemented, the “Credit Agreement”). Pursuant to the Third Amendment, (1) the definition of the “Revolving Commitment Termination Date” was extended to May 31, 2008 and (2) the financial statement covenant of the Credit Agreement was amended to provide that delivery of annual and quarterly reports of the Company on Forms 10-K and 10-Q, respectively, comply with the requirements to provide annual and quarterly financial statements, respectively, and to remove certain additional requirements.

A copy of the Third Amendment is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description
10.1

Third Amendment to Credit Agreement dated as of May 31, 2007, by and among Entertainment Distribution Company, LLC, as borrower, the guarantors party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

Date: May 31, 2007	By:	/s/ Jordan M. Copland
Jordan M. Copland
Executive Vice President and Chief Financial Officer

Entertainment Distribution Company, Inc.

Exhibit Index

Exhibit No.	Description
10.1

Third Amendment to Credit Agreement dated as of May 31, 2007, by and among Entertainment Distribution Company, LLC, as borrower, the guarantors party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent.